UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On April 5, 2016, the following brochure was provided to certain customers of The Empire District Electric Company:

WHAT TO EXPECT MERGER WITH THE Additional Information and Where to Find It The proposed transaction will be submitted to shareholders of Empire for the1r consideration. In connection with the transaction, Empire will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the "SEC"). This communication is not a substitute for the proxy statement or any other document that Empire may send to its shareholders in connection with the proposed transaction. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMPIRE AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC's website at www.sec.gov, at Empire's website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 5. Joplin Avenue, Joplin, Missouri 64801. Participants In the Solicitation Empire and its directors and executive officers are deemed to be participants in any solicitation of Empire shareholders in connection with the proposed transaction. Information about Empire's directors and executive officers is available in Empire's definitive proxy statement, filed on March 18, 2016, m connection with its 2016 annual meeting of shareholders, and in Empire's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. www.empiredistrict.com

On February 9, 2076, Empire announced an Agreement and Plan of Merger under which Liberty Utilities, the U.S. subsidiary of Algonquin Power & Utilities Corporation, will indirectly acquire Empire and its subsidiaries. The proposed merger marks an exciting and significant evolution of our organization. When combined with Liberty Utilities, we will be part of a utility that serves approximately 780,000 customers. These customers lie in a diverse geographic territory stretching from California to New Hampshire. Joplin and Empire will serve as the geographic headquarters for Liberty Utilities Central and our executive team will lead operations for approximately 340,000 customers in the seven states included in the Central region. As a customer; we understand you have many questions about what this means for your service, your rates and Empire's long-standing role in our communities. The short answer is, it will be Business as Usual leading up to the transaction closing and beyond. Over our 706-year history, our company and our industry have successfully navigated many changes. Yet our mission has remained the same - to provide safe, reliable energy for our customers, value to our shareholders and a positive work experience for our employees. We will continue to carry on this mission in the new and exciting chapter that lies ahead. Sincerely,